SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004 (March 2, 2004)

OMNICOM GROUP INC. (Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)

1-10551 (Commission File Number)	13-1514814 (I.R.S. Employer Identification No.)

437 Madison Avenue, New York, New York 10022 (Address of Principal Executive Offices) (Zip Code)

(212) 415-3600 (Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(a) Exhibits.

99.1	Conference presentation materials dated March 2, 2004.

Item 9. Regulation FD Disclosure.

See “Item 12. Results of Operations and Financial Condition” below.

Item 12. Results of Operations and Financial Condition.

On March 2, 2004, Omnicom Group Inc. (“Omnicom”) made a presentation at Merrill Lynch’s 2004 Advertising/Marketing, Education & Information Conference in which its financial results for the twelve months ended December 31, 2003 were discussed. Additionally, the presentation was webcast at www.events.ml.com. The conference presentation materials are attached as Exhibit 99.1 hereto.

On March 3, 2004, Omnicom posted the materials attached as Exhibit 99.1 on its web site (www.omnicomgroup.com).

As discussed on page 1 of Exhibit 99.1, the presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Omnicom’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

In addition, the presentation includes information on traditional return on equity, which for the amounts shown for 1994 and 2000, excludes a charge for the cumulative effect of an accounting change and a non-recurring gain, respectively. As a result of these exclusions, this presentation is a non-GAAP financial measure as defined under applicable SEC rules and regulations. The presentation includes an explanation of why management believes the presentation of this non-GAAP financial measure is useful to investors, as well as a reconciliation of the non-GAAP financial measure to the closest GAAP financial measure.

The foregoing information (including the exhibit hereto) is being furnished under “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Items 9 and 12 (including the conference presentation materials) do not mean that such information is material or that disclosure of such information is required.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By:	/s/ Philip J. Angelastro Philip J. Angelastro Senior Vice President Finance and Controller

Date: March 3, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Documents

99.1	Conference presentation materials dated March 2, 2004.